Exhibit 99.2(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form N-2 of our report dated June 6, 2025, relating to the financial statements of Calamos Aksia Private Equity and Alternatives Fund, as of May 29, 2025, and for the period April 30 (organization date) to May 29, 2025, and to the references to our firm under the heading “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.

Philadelphia, Pennsylvania

June 6, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Pre-Effective Registration Statement on Form N-2 of our report dated June 4, 2025, relating to the consolidated financial statements of Calamos Aksia Private Equity LP, for the period ended December 31, 2024, and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

June 6, 2025